EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with this Quarterly Report of Morgan Creek Energy Corp. (the "Company") on Form 10-Q for the quarter ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Urquhart, President/Chief Executive Officer and I, D. Bruce Horton, Chief
Financial Officer, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: August 18, 2008

                                          /s/ DAVID URQUHART
                                          _____________________________________
                                              David Urquhart
                                              President/Chief Executive Officer


                                          /s/ D. BRUCE HORTON
                                          _____________________________________
                                              D. Bruce Horton
                                              Chief Financial Officer